                                                                    Exhibit 10.6

                               LICENSE AGREEMENT
                               -----------------

This LICENSE AGREEMENT (this "Agreement") dated as of February 17, 2000, is entered into by and

BETWEEN:       REGION WALLONNE, a duly constituted region of the Kingdom of
          Belgium, acting through the Ministere de la Region Wallonne, Direction generale des Technologies, de la Recherche et de l'Energie, having offices at Avenue Prince de Liege, 7, B-5100 Jambes (Namur), Belgium;

               Hereinafter referred to as "LICENSOR";


AND: ESPERION THERAPEUTICS, INC., a Delaware corporation with a principal place of business at 3621 S. State Street, 695 KMS Place, Ann Arbor, MI, 48108, USA

               Hereinafter referred to as "LICENSEE".



WITNESSETH:

WHEREAS, LICENSOR has entered into various contracts with U.C.B., pursuant to which LICENSOR has partly financed a research project led by U.C.B. relating to Pro-Apolipoprotein A-I and lipid complexes;

WHEREAS, U.C.B. has entered into contracts with subcontractors in the frame of the above mentioned research project, including CERIA (Brussels, Belgium), U.L.B. - Service de Genetique Appliquee (Nivelles, Belgium), INVERESK RESEARCH - HUNTINGDON LIFE SCIENCES (*, United Kingdom), Laboratoire SIMON (*, Belgium) and KAROLINSKA INSTITUTE (*, Sweden).

WHEREAS, U.C.B. has terminated in 1998 its contracts with LICENSOR;

WHEREAS, as a consequence of this termination, LICENSOR owns or has exclusive rights to certain patent rights, proprietary information and know-how with respect to the Compound (as defined below);

WHEREAS, LICENSEE, a company specialised in novel therapies for patients with atherosclerosis and related metabolic disorders, has an interest in acquiring exclusive rights to such patent rights, proprietary information and know-how with respect to the Compound;

WHEREAS, the parties desire to enter into an agreement pursuant to which LICENSOR shall license to LICENSEE such patent rights, proprietary information and know-how with respect to the Compound.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


                             SECTION 1. DEFINITIONS
                             ----------------------

1.   "Affiliate" means, with respect to any Person, any other Person that
      ---------
     directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.

     For purposes hereof, the term "control" (including, with its correlative
                                    -------
     meanings, the terms "controlled by" and "under common control with", with
                          -------------       -------------------------
     respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise); provided, that in each event in which any Person
                             --------
     owns directly or indirectly more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the ownership interest of any other Person, such Person shall be deemed to control such corporation or other Person.

     The characterization of a Person as an Affiliate for the purposes of this Agreement is not made definitively at the date of execution of this Agreement. Therefore any Person which, during the course of the present Agreement, will either fall within this definition while it did not at the date of execution of this Agreement or which, alternatively, will no longer fall within this definition while it did at that date, shall become or, alternatively, cease to be an "Affiliate", for the purposes of this Agreement, for the corresponding period.

1.2. "Compound" means Pro-Apolipoprotein A-I.

1.3. "Confidential Information" means any and all information (in any and every
      ------------------------
     form and media) not generally known in the relevant trade or industry, which was obtained from any party or any Affiliate thereof in connection with this Agreement or the respective rights and obligations of the parties hereunder, including, without limitation (a) information to trade secrets of such party or any Affiliate thereof, (b) information relating to existing or contemplated products, complexes, services, technology, designs, processes, formulae, research and development (in any and all stages) of such party or any Affiliate thereof, (c) information relating to the Compound or the Licensed Products, and (d) information relating to business plans, methods of doing business, sales or marketing methods, customer lists, customer usages and/or requirements and supplier information of such party or any Affiliate thereof.

     However,"Confidential Information" shall not include any information which
              ------------------------
     (i) the receiving party can prove was, at the time of disclosure, generally known to the public, (ii) the receiving party can prove became, after disclosure, part of the public knowledge (by publication or otherwise) other than by breach of this Agreement by the receiving party, (iii) the receiving party can prove, by written documentation, was in its possession at the time of disclosure and which was not obtained, directly or indirectly, from the other party or any Affiliate thereof, (iv) the receiving party can prove by written documentation results from research and development by the receiving party or any Affiliate thereof independent of disclosures by the other party or any Affiliate thereof or (v) the receiving party can prove was obtained from any Person who had the legal right to disclose such information, provided that such information was not
                                         --------
     obtained to the knowledge of the receiving party or any Affiliate thereof by such Person, directly or indirectly, from the other party or any Affiliate thereof on a confidential basis.

1.4. "Control" (including, with its correlative meanings, the term "Controlled
      -------
     by") means, with respect to any Patent Rights or Know-How, the possession of the ability to lawfully and validly grant a license or sublicense with respect thereto as provided for herein without violating the terms of any agreement with, or the rights of, any third Person.

1.5. "Licensed Product" means any product the manufacture, use or sale of which
      ----------------
     (i) would infringe one of the issued, valid unexpired claims or one of the pending claims contained in the Patent Rights in any country or (ii) involves use of the Know-How.

1.6. "Know-How" means any and all technology, manufacturing and other know-how,
      --------
     technical information, inventions, discoveries, methods and specifications relating to the Compound or Pro-Apolipoprotein A-I /lipid complexes owned at any time or Controlled by LICENSOR.

     For the purpose of this Agreement, Know-How shall not include any technology manufacturing and other know-how, technical information, inventions, discoveries, methods and specifications that LICENSEE can prove
     (i) were in its knowledge before September 16, 1999, or (ii) are generally known in the relevant circles of research, trade or industry or (iii) part of the public domain or knowledge other than by breach of this Agreement by Licensee.

1.7. "Net Sales" means, calculated on a quaterly basis, gross receipts received
      ---------
     by LICENSEE and/or its Affiliates and/or its sublicensees for sale of the Licensed Products, less the sum of the following (collectively, "Permitted
                                                                      ---------
     Deductions"):
     ----------

     i)   discounts and rebates allowed in amounts customary in the trade;

     ii) sales taxes, customs and tariff duties and/or use taxes directly imposed and with reference to particular sales;

     iii) amounts repaid, allowed or credited on returns;

     iv) charges of transportation and delivery to Persons that are not Affiliates of LICENSEE.

     v) royalties paid to third parties for license to use Dominant Patents. For the purpose of this Agreement, "Dominant Patents" shall mean any and all Patents which claim technology the use of which is necessary for the production, use and/or practice of the Compound as it is disclosed and/or claimed in the Patent Rights.

     In the event of any sale of the Licensed Products by LICENSEE to any Affiliate thereof for resale to its customers, "Net Sales" shall be based
                                                     ---------
     on the greater of the amount actually received by LICENSEE from its Affiliate or the amount actually received by such Affiliate from its customers for the sale of the Licensed Products, less (in either such case)
                                                      ----
     the Permitted Deductions.

     If LICENSEE or any of its Affiliates sells any Licensed Products in combination with other items which are not Licensed Products ("Other
                                                                    -----
     Items") at a single invoice price, "Net Sales" for purposes of computing
                                         ---------
     royalty payments on the combination shall be determined as follows:

     (a) if all Licensed Products and Other Items contained in the combination are available separately, "Net Sales" for purposes of computing royalty
                                ---------
     payments shall be determined by multiplying Net Sales of the combination of the fraction A/A+B, where A is the selling price of all Licensed Products in the combination and B is the selling price of all Other Items in the combination;

     (b) if the combination includes Other Items which are not sold separately (but all Licensed Products contained in the combination are available separately), "Net Sales" for purposes of computing royalty payments shall
                   ---------
     be determined by multiplying Net Sales of the combination by A/C, where A is as defined above and C is the selling price of the combination; and

     (c) if neither the Licensed Products nor the Other Items contained in the combination are sold separately, "Net Sales" for purposes of computing
                                       ---------
     royalty payments shall be determined by multiplying Net Sales of the combination by the fraction D/D+E, where D is the cost of manufacture of all Licensed Products in the combination and E is the cost of manufacture of all Other Items in the combination, all as reasonably determined by LICENSEE;

     provided that LICENSOR shall in no event receive less than 50% of the
     --------
     royalties which would be owed to it in respect of such Licensed Products if they had been sold separately and not in combination with other items.

          1.8.  "Patent" means (i) unexpired letters patent (including
                 ------
     inventor's certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including, without limitation, any substitution, extension, registration, confirmation, reissued, re-examination, renewal or any like filing thereof, and (ii) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications, and any foreign counterparts and all patents that issue therefrom.

          1.9.  "Patent Rights" means all Patents (i) which have issued as of
                 -------------
     the date of this Agreement, a list of which is attached hereto as Appendix A, or (ii) which issue at any time from applications pending as of the date of this Agreement or subsequently filed worldwide, now owned or Controlled during the term of this Agreement, by or on behalf of LICENSOR or any of its successors or Affiliates, claiming, in whole or in part, inventions necessary or useful to the development, manufacture, purification, formulation, use or sale of Compound.

          1.10.  "Person" means any individual, estate, trust, partnership,
                  ------
     joint venture, association, firm, corporation or company, or governmental body, agency or official, or any other entity.

          1.11. "U.S. Dollars" and the sign "$" each mean lawful currency of the United States of America.

          1.12. Numbers are expressed using US number nomenclature (e.g. 1,000 means one thousand; 0.50 means one half).

          1.13. Except to the extent the context otherwise requires or as otherwise expressly stipulated, words denoting any one gender include all other gender and words denoting the singular shall include the plural and vice versa.


                                SECTION 2. GRANT
                                ----------------

          2.1.  Grant of License.  Upon the terms and subject to the conditions
                ----------------
     herein stated, LICENSOR hereby grants LICENSEE an exclusive, worldwide license under the Patent Rights and Know-How to develop, make, use, import, offer for sale and sell, and to have developed, made, used, imported, offered for sale and sold, the Licensed Products.

     LICENSEE shall be entitled to grant sublicences. Such right is however conditional upon the obligation of LICENSEE to impose on sub-licensees all the terms and conditions - save for the financial terms - imposed on LICENSEE under this Agreement, including the obligations deriving from sections 3.1, 5.3 and 9.1 of this Agreement.

     LICENSEE shall provide LICENSOR with a copy of all sublicense contracts executed with sublicensees.

          2.2.  Delivery of Know-How and Required Documentation. LICENSOR shall
                -----------------------------------------------
     promptly deliver to LICENSEE any and all Know-How.

     LICENSOR shall moreover use its best efforts to obtain from UCB a legally binding commitment and warranty (hereinafter refferred to as "UCB's Warranty) that UCB and /or its Affiliates shall fully disclose and deliver to LICENSOR any and all events, data, information, materials and/or records related to the Compound or Pro-Apolipoprotein A- I/lipid complexes, to the research related thereto and to their development and production, as required by the regulatory agencies (hereinafter referred to as the "Required Documentation").

     Without prejudice to the generality of the above, Required Documentation shall, for the purpose of this Agreement, include:

 . originals or copies of any and all scientific data and regulatory submissions and documentation, manufacturing process, reagents, samples, expressions systems, written formulations and other information relevant to the Compound or Pro-Apolipoprotein A-I/lipid complexes, and/or to the development, manufacture, purification, formulation, use or sale of any Licensed Products;

 . originals or copies of any and all such records, data and documentation that relates to, or results from, previous arrangements and/or agreements between LICENSOR or U.C.B. (and/or any of its Affiliates), on the one hand, and third parties (contract research organizations, subcontractors, universities, hospitals, researchers, scientists, etc., hereinafter referred to as the "Subcontractors") on the other hand, with respect to the Compound research and development (including, without limitation, Compound characterization, clinical studies, production, formulation, purification and/or preclinical studies);

 . originals or copies of any and all agreements with researchers to which LICENSOR and/or U.C.B. (and/or any of its affiliates) is a party or otherwise has access and which relate to the Compound.

     LICENSOR shall moreover use its best efforts to obtain from UCB the commitment and warranty that (all this being included in UCB's Warranty):

 . U.C.B. and/or it Affiliates shall, upon request of LICENSEE and to the extent permitted by such agreements with Subcontractors, assign to LICENSEE any and all rights which LICENSOR and/or U.C.B. (and/or its Affiliates) may have under any or all such agreements.

 . UCB and/or its Affiliates shall, upon request of LICENSEE, authorize and/or direct the Subcontractors to disclose and/or provide to LICENSOR any element of the Required Documentation in said Subcontractors possession, as the said Subcontractors would do with UCB (and/or its Affiliates) or LICENSOR;

 . UCB and/or its Affiliates shall provide LICENSOR with a complete list of all the Persons which have possession of the Compound; UCB and/or its Affiliates shall provide full and unrestricted access to all records related to all hospitals and researchers which have possession of the Compound, including without limitation access to any material transfer agreements;

 . any Compound or components thereof of UCB (or its Affiliates) that is in storage or in the possession of others shall be and become the property of LICENSOR;

 . all Required Documentation possessed or Controlled by UCB, or that UCB is or should be aware of, have been fully disclosed and delivered to LICENSOR.

     LICENSEE shall pay for shipment of all records, data, documentation and Compound or components thereof to be delivered by LICENSOR pursuant to this
     Section 2.2. and which exist prior the date of this Agreement, to a location determined by LICENSEE. If this Agreement terminates prior to its contractual term for any reason (other than due to an Event of Default on the part of LICENSOR), LICENSEE shall pay for return of such records, data, documentation, Compound and components thereof to a location in Belgium specified by LICENSOR.

     LICENSOR shall use its best efforts to obtain UCB to execute UCB's Warranty at the latest 30 days following the execution of this Agreement. If LICENSOR fails to submit an original copy of UCB's Warranty at the latest 30 days following the execution of this Agreement, LICENSEE shall have the right to terminate this Agreement by giving written notice thereof to LICENSOR. The termination shall than be immediate and without any period of notice or compensation whatsoever to be paid to LICENSOR or LICENSEE.

     All amounts to be paid by LICENSEE to LICENSOR and which become due during a period of time of 30 days starting on the date of this Agreement, shall be paid on an escrow account. In case of termination of the Agreement by LICENSEE pursuant to this article, the amounts paid on the escrow account shall immediatly be released and reimbursed to LICENSEE with interest if any.

     Upon execution of UCB's Warranty by UCB, LICENSOR shall have, towards LICENSEE, the same obligations as UCB shall have towards LICENSOR with respect to the disclosure and delivery of the Required Documentation. In no case shall the obligations of LICENSOR towards LICENSEE be greater than those of UCB towards LICENSOR, even if UCB fails to execute UCB's Warranty as hereabove defined.

     LICENSOR moreover represents and warrants to LICENSEE that LICENSOR shall disclose and deliver to LICENSEE any and all Required Documentation that LICENSOR has received or shall receive from UCB (and/or its Affiliates) or from any Person at any time.

     Without prejudice to section 4.7. of this Agreement, shall transfer and as soon as practicably possible deliver to LICENSEE, at the location(s) specified by LICENSEE, all of its existing supplies and materials relating to the Compound and/or any Licensed Products, including without limitation, the Compound, finished products, intermediates and formulation materials, master cell lines, antibodies and any available custom-designed reagents. LICENSEE shall pay cost of shipment and transfer.


                            SECTION 3. DUE DILIGENCE
                            ------------------------

     3.1.  Due Diligence.  LICENSEE shall use commercially reasonable efforts in
           -------------
     such portions of the Territory as is commercially reasonable, but at a minimum in the United States, to pursue the development of the Compound, including the necessary manufacturing, process development, preclinical and clinical trials and preparation and prosecution of regulatory submissions, and ultimately shall use its reasonable good faith efforts to pursue commercialization of the Compound, either on its own or in conjunction with one or more other Persons, as determined by LICENSEE.

     3.2.  Future Agreements.  While not being bound to reach or enter into any
           -----------------
     further or other agreement, with the exception provided in Section 4.6. of this Agreement, LICENSEE agrees that (a) it shall use best efforts to collaborate with known investigators in the Wallonne Region of Belgium with respect to development of the Compound and (b) it shall use good faith efforts to negotiate a supply agreement with a manufacturer preferably in the Wallonne Region but otherwise in Belgium to produce the Compound, so long as the terms of such supply arrangement are economically feasible and such manufacturer is capable of manufacturing the Compound in accordance with specifications, applicable law and good manufacturing practices and on a timely basis.


                    SECTION 4. ROYALTIES AND OTHER PAYMENTS
                    ---------------------------------------

     4.1.  Initial licence fee. LICENSEE shall pay to LICENSOR an initial
           -------------------
     licence fee of $ 25,000, which initial fee shall be paid on the escrow account described in Section 2.2. of this Agreement, within 10 days after the execution of the Agreement.

     4.2.  Royalties.  For the rights, privileges and licenses granted
           ---------
     hereunder, LICENSEE shall pay to LICENSOR royalties in the amount of (a) two percent (2%) of the first $300 Million in Net Sales and (b) three percent (3%) of Net Sales above $300 Million.

     4.3.  Limitation on Royalties.  Notwithstanding anything to the contrary
           -----------------------
     contained herein, (a) no royalties shall be payable by LICENSEE with respect to the Net Sales of the Licensed Products to any of its Affiliates or by any of LICENSEE's Affiliates to any other Affiliate thereof, and (b) no multiple royalties shall be payable in the event that any of the Licensed Products or the manufacture, use or sale thereof is covered by more than one patent included in the Patent Rights.

     4.4.  Unlicensed Competition.  LICENSEE shall promptly notify LICENSOR in
           ----------------------
     writing of any substantial unlicensed competition by any Person (a

     "Competitor") making, selling or using a product in any geographic area
     -----------
     which product infringes one or more valid current claims included in the Patent Rights with respect to which LICENSEE has an obligation to pay royalties to LICENSOR hereunder.

     Upon receipt of any such notice, LICENSOR shall use reasonable efforts to cause such infringement by the Competitor to terminate.

     In the event that the infringement by the Competitor described in the notice shall not have terminated within six months after the receipt of such notice by LICENSOR, (a) the royalties otherwise payable by LICENSEE hereunder shall be abated by *% of the amount otherwise payable with respect to the manufacture, sale and use of the Licensed Products affected thereby in the country or countries in which such infringement has occurred (but only in such country or countries, and not elsewhere), until such infringement shall have terminated and (b) LICENSEE shall have the right to commence and prosecute such legal proceedings and LICENSOR shall assist and cooperate in any such proceedings so commenced by LICENSEE (including, but not limited to, through becoming a party to the proceedings in the countries where that would be mandatory or desirable).

     In the event that any royalties are so abated and LICENSEE so prosecutes such legal proceedings with respect to the affected Patent Rights and recovers any monetary damages by final, nonappealable court judgment or order, then after payment of all costs and expenses of LICENSEE in prosecuting such proceeding (including, but not limited to, attorney fees), LICENSEE and LICENSOR shall divide any remaining portion of such monetary damages equally between them; provided
                                                                     ---------
     that the amount to be paid to LICENSOR pursuant to this sentence shall not exceed the amount of royalties so abated and all amounts of damages in excess of such amount so abated shall be paid solely to LICENSEE.

     4.5.  Withholding Taxes.  The parties acknowledge and agree that there may
           -----------------
     be deducted from any payments or royalties otherwise due and payable hereunder any taxes or other payments required to be withheld under applicable law with respect to such payments or royalties or otherwise relating to the Licensed Products.

     4.6. Upon execution of this Agreement, LICENSEE shall enter into a research collaboration with Professor Alex Bollen of the Universite Libre de Bruxelles for an estimated amount of $50,000 for the first year. The terms of such research collaboration agreement will be as mutually agreed upon by LICENSEE and such Professor and the Universite. LICENSEE shall have the option to renew this agreement annually thereafter.

     4.7. LICENSEE shall pay $ 10,000 to LICENSOR for the supply of the entire quantity of Compound (approximately 100 grams) currently being stocked in CERIA (Brussels), as such quantity does not meet reasonable specifications (as defined by LICENSEE and similar to UCB Company and its Affiliates specifications for its clinical trials). LICENSEE shall be entitled to take possession of the above quantity of Compound upon execution of the Agreement, at no cost to LICENSOR.


                 SECTION 5. PAYMENT OF ROYALTIES, ACCOUNTING
                 -------------------------------------------
                          FOR ROYALTIES, RECORDS, ETC
                         ---------------------------

     5.1.  Payment.  Royalties payable hereunder shall be paid within 30 days
           -------
     after the end of each calendar quarter, based on the Net Sales of the Licensed Products by LICENSEE and its Affiliates during the preceding calendar quarter. Such payments shall be accompanied by a statement setting forth the Net Sales of the Licensed Products.

     5.2.  Accounting; Foreign Currency.  The aggregate amount of the Net Sales
           ----------------------------
     of the Licensed Products used for computing the royalties payable hereunder shall be computed in U.S. Dollars, and all payments of such royalties shall be made in U.S. Dollars. For purposes of determining the amount of royalties due, the amount of the Net Sales of the Licensed Products in any foreign currency shall be computed by converting such amounts into U.S. Dollars at the prevailing commercial rate of exchange for purchasing U.S. Dollars, as quoted in The Wall Street Journal, on the last business day of the calendar quarter with respect to which such royalty payment is payable hereunder.

     5.3.  Records.  LICENSEE and its Sublicensees shall keep for five (5) years
           -------
     complete and accurate records of the Net Sales of the Licensed Products sold by LICENSEE and its Affiliates and/or its Sublicensees in sufficient detail to allow the royalties payable by LICENSEE to be accurately determined.

     LICENSOR shall have the right for a period of five (5) years after receiving any report or statement with respect to royalties due and payable hereunder by LICENSEE to appoint an independent accounting firm, reasonably acceptable to LICENSEE, to inspect and audit the relevant records of LICENSEE and its Affiliates and/or its Sublicensees to verify such report or statement.

     LICENSEE, its Affiliates and Sublicensees shall make their records available for inspection and audit by such independent accounting firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice to LICENSEE, to the extent reasonably necessary to verify the accuracy of the reports and payments required hereunder.

     The cost of any such inspection and audit shall be paid by LICENSOR unless such inspection and audit discloses for any calendar quarter examined that there shall have been a discrepancy of greater than five percent (5%) between the royalties payable hereunder by LICENSEE and the royalties actually paid by LICENSEE with respect to such calendar quarter, in which case LICENSEE shall be responsible for the payment of the entire cost of such inspection and audit.


                         SECTION 6. PATENT PROSECUTION
                         -----------------------------

     6.1.  Prosecution Obligation. LICENSEE shall on behalf of LICENSOR apply
           ----------------------
     for, seek prompt issuance of, and maintain during the term of this Agreement any and all Patent Rights in countries in North America and Western Europe, in Japan, and in any other country in which LICENSEE desires to apply for, prosecute and/or maintain Patent Rights on behalf of LICENSOR.

     All reasonable costs and expenses of the prosecution and maintenance of such Patent Rights shall be paid by LICENSEE.

     LICENSOR shall render reasonable assistance to LICENSEE in filing and prosecuting such applications and maintaining the Patent Rights whenever requested to do so, at LICENSEE's expense.

     In the event that LICENSEE intends to cease prosecution of or otherwise abandon any Patent Rights in any geographic area, LICENSEE shall so notify LICENSOR and LICENSOR shall thereafter have the right to prosecute and maintain such Patent Rights in such geographic area by itself and at its own expense.


                   SECTION 7. REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     7.1.  By LICENSEE.  LICENSEE hereby represents and warrants to LICENSOR
           ------------
     that (a) LICENSEE has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (b) the execution, delivery and performance by LICENSEE of this Agreement do not contravene or constitute a default under any provision of applicable law or its articles or by-laws (or equivalent documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon LICENSEE, (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by LICENSEE of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with this execution, delivery and performance by LICENSEE of this Agreement, and (d) this Agreement constitutes a valid and binding agreement of LICENSEE, enforceable against LICENSEE in accordance with its terms.

     7.2.  By LICENSOR.  LICENSOR hereby represents and warrants to LICENSEE
           -----------
     that (a) LICENSOR has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (b) the execution, delivery and performance by LICENSOR of this Agreement do not contravene or constitute a default under any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon LICENSOR or otherwise relating to the Compound, the Patent Rights or the Know-How, (c) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by LICENSOR of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by LICENSOR of this Agreement, (d) LICENSOR is the exclusive owner of all legal and beneficial right, title and interest in and to the Patent Rights and the Know-How, free and clear of any lien, claim or encumbrance or rights of any other Person, (e) US Patents No 4,760,022 and No 4,757,013 (and their counterparts in other countries) disclose and claim technology the use of which is necessary for the production, use and/or practice of the Compound as it is disclosed and/or claimed in the Patent Rights, (f) to the best knowledge of LICENSOR, neither the practice of Patent Rights and/or Know-How as contemplated by Section 2.1 hereof, nor the development, manufacture, use, importation, offer for sale, sale or commercialization of any Licensed Product, infringes or violates any patent or other right of any Person, except as disclosed in point (e) hereabove
     (g) this Agreement constitutes a valid and binding agreement of LICENSOR, enforceable against LICENSOR in accordance with its terms.

     7.3.  Survival of Representations and Warranties.  The representations and
           ------------------------------------------
     warranties contained herein shall survive the execution, delivery and performance of this Agreement by the parties, notwithstanding any investigation at any time made by or on behalf of any party or parties.


                  SECTION 8. INFRINGEMMENT AND INDEMNIFICATION
                  --------------------------------------------

     8.1.  Infringement Claims.  Without prejudice to article 4.4, each party
           -------------------
     shall promptly advise the other party of any infringements or suspected infringements of any Patent Rights of which such party becomes aware, and each party shall cooperate with and assist the other party in any action undertaken by the other party for the defense of infringement of any Patent Rights by any Person or for the defense of any claim that the Patent Rights infringe the rights of any other Person. In such case, the other party shall retain the right to elect, in its sole discretion, which remedies to adopt.

     8.2.  Indemnification
           ---------------

     8.2.1. Indemnification by LICENSEE.  LICENSEE hereby agrees that it shall
            ---------------------------
     be responsible for, indemnify, hold harmless and defend LICENSOR and its Affiliates and heirs, successors and assigns (collectively, the "LICENSOR
                                                                      --------
     Indemnitees"), from and against any and all claims, demands, losses,
     -----------
     liabilities, damages, costs and expenses (including the cost of settlement, reasonable legal and accounting fees and any other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") suffered or incurred by any LICENSOR Indemnitee
                     ------
     arising out of, relating to, resulting from or in connection with (a) the breach of any representation or warranty made by LICENSEE herein, (b) the default by LICENSEE in the performance or observance of any of its obligations to be performed or observed hereunder, and (c) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which LICENSOR Indemnitees are entitled to indemnification hereunder.

     The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or gross negligence of any of the LICENSOR Indemnitees.

     8.2.2. Indemnification by LICENSOR.  LICENSOR hereby agrees that it shall
            ---------------------------
     be responsible for, indemnify, hold harmless and defend LICENSEE and its Affiliates and heirs, successors and assigns (collectively, the "LICENSEE
                                                                      --------
     Indemnitees"), from and against any and all losses suffered or incurred by
     -----------
     any LICENSEE Indemnitee arising out of, relating to, resulting from or in connection with (a) the breach of any representation or warranty made by LICENSOR herein, (b) the default by LICENSOR in the performance or observance of any of its obligations to be performed or observed hereunder, and (c) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which LICENSEE Indemnitees are entitled to indemnification hereunder.

     The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or gross negligence of any of the LICENSEE Indemnitees.

     8.2.3. Notice of Claims.  In the event that a claim is made pursuant to
            ----------------
     Section 8.2.1 or 8.2.2 above against any party which seeks indemnification hereunder (the "Indemnitee"), the Indemnitee agrees to promptly notify the
                     ----------
     other party (the "Indemnitor") of such claim or action and, in the case of
                       ----------
     any claim by a third Person against the Indemnitee, the Indemnitor may, at its option, elect to assume control of the defense of such claim or action;

     provided, however, that (a) the Indemnitee shall be entitled to participate
     --------  -------
     therein (through counsel of its own choosing) at the Indemnitee's sole cost and expense, and (b) the Indemnitor shall not settle or compromise any such claim or action without the prior written consent of the Indemnitee, unless such settlement or compromise includes a general release of the Indemnitee and all of the other LICENSOR Indemnitees or LICENSEE Indemnitees, as the case may be, from any and all liability with respect thereto.

     8.2.4. Survival of Indemnification Duties.  The indemnification duties
            ----------------------------------
     contained herein shall survive the execution, delivery and performance of this Agreement by the parties, notwithstanding any investigation at any time made by or on behalf of any party or parties.


                           SECTION 9. CONFIDENTIALITY
                           --------------------------

     9.1.  Confidentiality.  The parties each recognize that the Confidential
           ---------------
     Information of the other party and any and all Affiliates thereof constitutes valuable confidential and proprietary information.

     Accordingly, the parties each agree that they and their respective Affiliates shall, during the term of this Agreement and for a period of five (5) years after the termination hereof for any reason, hold in confidence all Confidential Information of the other party (including this Agreement and the terms hereof) and not use the same for any purpose other than as set forth in this Agreement nor disclose the same to any other Person except to the extent that it is necessary for such party to enforce
            ------
     its rights under this Agreement or if required by law or any governmental authority (including, without limitation, any stock exchange upon which such party's shares or other equity securities may be traded); provided,
                                                                    --------
     however, if any party shall be required by law to disclose any such
     -------
     Confidential Information to any other Person, such party shall give prompt written notice thereof to the other party and shall minimize such disclosure to the amount required.

     Notwithstanding the foregoing, LICENSOR shall be entitled to disclose to U.C.B. that this Agreement has ben executed by the parties as well as the amount of royalties paid by LICENSEE to LICENSOR pursuant to this Agreement.

     Notwithstanding the foregoing, either party may disclose Confidential Information of the other (a) to such party's attorneys, accountants and other professional advisors under an obligation of confidentiality to such party, (b) to such party's banks or other financial institutions or venture capital sources for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto, and (c) to any Person who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of such party's right, title and interest in, to and under this Agreement, if such Person agrees to maintain the confidentiality of such Confidential Information pursuant to a written agreement in form and substance reasonably satisfactory to the parties.

     The standard of care required to be observed hereunder shall be not less than the degree of care which each party or Affiliate thereof uses to protect its own information of a confidential nature.

     Parties shall procure that all their employees, counsels, agents, directors, sub-licensees and/or subcontractors which have access to the Confidential Information shall be bound and shall comply with the same confidentiality undertakings.


                SECTION 10. INTELLECTUAL PROPERTY; IMPROVEMENTS
                -----------------------------------------------

     10.1.  Rights to Proprietary Technology. Neither party shall through this
            --------------------------------
     Agreement obtain any rights to the other party's proprietary technology except for such rights that are expressly granted or allocated under this Agreement.

     10.2.  Improvements and filing. Prosecution and Maintenance of Patents.
            ----------------------------------------------------------------

     10.2.1. Any improvement to the Patent Rights, the Know-How or any Licensed Product discovered or developed by any party during the term of this Agreement shall be owned solely by LICENSEE, provided that in the event
                                                  --------
     that any improvement to the Patent Rights, the Know-How or any Licensed Product is owned or controlled by a third party, LICENSOR shall provide assistance to LICENSEE in obtaining rights to such improvement from such third party.

     10.2.2. In the event that any improvements owned by LICENSEE are deemed patentable, Licensee shall be entitled to file and prosecute patent applications related thereto and maintain patents issued thereon, in its own name and at its own cost. LICENSOR shall render reasonable assistance to LICENSEE in filing such applications whenever requested to do so, at LICENSEE's sole cost and expense. LICENSOR agrees to sign and execute such forms and documents as may be reasonably requested by LICENSEE as being necessary or desirable to vest or confirm in Licensee to all such improvements owned by LICENSEE.


                      SECTION 11. LIMITATIONS ON LIABILITY
                      ------------------------------------

     11.1.  No Warranties.  Except as expressly set forth in Section 7 hereof,
            -------------
     neither party makes any representations or warranties as to any matter whatsoever. Each party hereby disclaims any and all other representations and warranties, express or implied, with respect to the Patent Rights, the Know-How and the Licensed Products, including, without limitation, any warranties of merchantability or fitness for any particular purpose.

     11.2.  Limitation of Liability.  Under no circumstances shall either party
            -----------------------
     be liable to the other party or any other person for any loss of profits or special, consequential or indirect damages of any kind whatsoever.

     11.3.  Force Majeure.  No party shall be liable for failure or delay in
            -------------
     performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder.

     Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

                    SECTION 12. NON USE OF NAMES; INSURANCE
                    ---------------------------------------

     12.1.   Non-Use of Names.  Neither party shall use the name of the other
             ----------------
     party nor the name of any of Affiliates or employees of such other party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other party in each case (which consent shall not be unreasonably withheld or delayed).

     12.2.   Insurance.  LICENSEE agrees to obtain and maintain in effect, from
             ---------
     and after the first commercial sale of the Licensed Products, product liability insurance coverage relating to the marketing and sale of the Licensed Products consistent with industry standards for similar companies;

     provided that such coverage can be obtained on commercially reasonable
     --------
     terms.

     LICENSOR shall be an additional named insured under such coverage so long as it can be named without unreasonable expense to LICENSEE.


                        SECTION 13. TERM AND TERMINATION
                        --------------------------------

     13.1.  Term.  This Agreement shall be effective from the date of its
            ----
     execution by the parties and, unless sooner terminated in accordance with the provisions of this Section 13, shall continue until the later to occur of (i) 20 years from the date of this Agreement or (ii) the last to expire of any Patent included within the Patent Rights.

     13.2.  Events of Default.  Each party shall have the right to terminate
            -----------------
     this Agreement upon the occurrence of any of the following events (each, an "Event of Default") with respect to the other party (the "Defaulting
      ----------------                                         ----------
     Party"): (a) a decree or order shall have been entered by a court of competent jurisdiction adjudging the Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Defaulting Party under any bankruptcy law or any other similar applicable statute, law or regulation, or a decree or order of a court of competent jurisdiction shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Defaulting Party or a substantial part of its property, or for the winding up or liquidation of its affairs; or (b) the Defaulting Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, liquidation or similar relief under any bankruptcy law or any other similar applicable statute, law or regulation, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or (c) the Defaulting Party shall commit a serious breach of the terms of this Agreement and the same and all of its effects shall not be remedied within 30 days after written notice thereof is given by the other party to the Defaulting Party. The failure by LICENSEE to pay LICENSOR any royalties or other payments when due and payable in accordance with the provisions of
     Section 4 hereof shall be deemed a serious breach of this Agreement.

     13.3.  Termination.  Each party may terminate this Agreement upon the
            -----------
     occurrence of any Event of Default by giving written notice thereof to the other party, which notice shall specifically identify the reason(s) for such termination.

     13.4.  Consequences of Termination.  Upon the termination of this
            ---------------------------
     Agreement, all rights, privileges and licenses granted by LICENSOR to LICENSEE hereunder, shall revert to LICENSOR.

     The termination of this Agreement for any reason shall be without prejudice to (i) the right of LICENSOR to receive all amounts accrued under Section 4 hereof prior to the effective date of such termination, (ii) the rights and obligations of the parties pursuant to Sections 6, 8 and 9 hereof, and
     (iii) any other remedies as may now or hereafter be available to any party, whether under this Agreement or otherwise.

     Upon the termination of this Agreement (a) LICENSEE and its Affiliates and sublicensees shall immediately discontinue the manufacture, use and sale of the Licensed Products, (b) each party and its Affiliates shall immediately cease the use of all Confidential Information obtained from the other party or any Affiliate thereof and (c) such Confidential Information shall be immediately returned to the party to which it belongs.


                           SECTION 14. MISCELLANEOUS
                           -------------------------

     14.1.  Notices.  All notices, reports and/or other communications made in
            -------
     accordance with this Agreement, shall be deemed to be duly made or given
     (i) when delivered by hand, (ii) three days after being mailed by registered or certified mail (air mail if mailed oversees), return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to such party at its address set forth below (or to such other address as such party may hereafter designate as to itself by notice to the other party hereto):

          In case of the LICENSEE:

               Esperion Therapeutics, Inc.
               Attention: President
               3621 S. State Street
               695 KMS Place
               Ann Arbor, MI 48108 USA
               Telecopier: (734) 332-0516

               with a copy to:

               Sills Cummis Radin Tischman
               Epstein & Gross, P.A.
               Attention: Ira A. Rosenberg, Esq.
               One Riverfront Plaza
               Newark, New Jersey 07102
               Telecopier: (973) 643-6500

          In the case of LICENSOR:

               Ministere de la Region Wallonne
               Attention: Ministre
               Direction Generale des Technologies, de la Recherche et de l'Energie avenue Prince de Liege, 7
               B-5100 JAMBES - Belgium
               Telecopier: 32.81.30.66.00


     14.2.  Amendments, etc..  This Agreement may not be amended or modified,
            ----------------
     nor may any right or remedy of any party be waived, unless the same is in writing and signed by such party or a duly authorized representative of such party. The waiver by any party of the breach of any term or provision hereof by any other party shall not be construed as a waiver of any other subsequent breach.

     14.3.  No Waiver; Remedies.  No failure or delay by any party in exercising
            -------------------
     any of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     14.4.  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
     inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns; provided that, except as
                                                        --------
     expressly provided herein, neither party may assign or otherwise transfer this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party.

     14.5.  Relationship of Parties.  LICENSEE and LICENSOR are not (and nothing
            -----------------------
     in this Agreement shall be construed to constitute them) partners, joint venturers, agents, representatives or employees of the other party, nor to create any relationships between them other than that of an independent contractor. Neither party shall have any responsibility nor liability for the actions of the other party except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other party in any manner or make any representation or warranty on behalf of the other party.

     14.6.  Expenses.  Unless otherwise provided herein, all costs and expenses
            --------
     incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same and the other party shall have no liability relating thereto.

     14.7.  Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
     between the parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof.

     14.8.  Severability.  Any term or provision of this Agreement which is
            ------------
     invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

     14.9.  Counterparts.  This Agreement may be signed in any number of
            ------------
     counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14.10.  Headings.  The headings used in this Agreement are for convenience
             --------
     of reference only and shall not affect the meaning or construction of this Agreement.

     14.11.  Governing Law.   This Agreement, including the performance and
             -------------
     enforceability hereof, shall be governed by and construed in accordance with the laws of the State of Belgium, without reference to choice of law doctrine.

     Any dispute arising between the parties in connection with this Agreement, including its existence, conclusion, validity, interpretation, performance or termination, and which cannot be amicably resolved by the Parties, shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Paris (France). The proceedings shall be conducted in English.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                              ESPERION THERAPEUTICS, INC.



                              By: /s/ Roger S. Newton
                                 ---------------------------

                              REGION WALLONNE
                              of the Kingdom of Belgium



By: ____________________________